Exhibit 23.1


[LOGO]  MICHAELSON & CO., P.A.
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                                    Certified Public Accountants and Consultants



                              ACCOUNTANT'S CONSENT


The financial statements for the year ended December 31, 2001 included in Form 10KSB have been audited by Michaelson & Co., P.A., independent auditors, as stated in their reports appearing herein and elsewhere in the filing (which reports express an unqualified opinion and includes an explanatory paragraph referring to going concern issues), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.




/s/  MICHAELSON & CO., P.A.
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March 28, 2002




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    The Forum - Suite 710 o 1655 Palm Beach Lakes Boulevard o West palm Beach, Florida 33401 o (561) 683-6800 o (800) 905-7206
                Fax: (561) 471-1443     E-mail: info@michaelsoncpa.com   Internet: http://www.michaelsoncpa.com
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     Member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants
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